UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KLOTHO NEUROSCIENCES, INC.
(Name of registrant as specified in its charter)

N/A
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

KLOTHO NEUROSCIENCES INC.
13576 Walnut Street, Suite A
Omaha, NE 68144

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June [•], 2025 12:00 P.M. (Eastern Time)

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of KLOTHO NEUROSCIENCES INC. (“Klotho,” “we,” “our,” “us,” or the “Company”), a Delaware corporation, to be held on June [•], 2025, 2025 at 12:00 p.m. Eastern Time, in a virtual meeting format. The Special Meeting will be a virtual meeting only, and will be held via a Zoom videoconference. Stockholders will not be able to physically attend the meeting. The virtual meeting can be accessed by using the following link: https [•]. Any stockholder who is unable to join the online meeting can participate by telephone by dialing [•], and using the Zoom Meeting ID [•] and the Passcode [•].

The Special Meeting of stockholders is being held for the following purposes:

(1)    Proposal 1 — To approve, for purposes of complying with the Nasdaq Stock Exchange, LLC (the “Nasdaq”) listing rules, of the issuance of 20% or more of the Company’s issued and outstanding common stock as of January 23, 2025 pursuant to a securities purchase agreement (the “Purchase Agreement”) with the purchaser named therein (the “Investor”), dated January 23, 2025, including upon the conversion of the convertible notes issued pursuant to the Purchase Agreement and the exercise of warrants issued or issuable pursuant to the Purchase Agreement (the “Share Issuance Proposal” in accordance with Nasdaq Listing Rule 5635(d); and

(2)    Proposal 2 — To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

The Board of Directors has fixed the close of business on June [•], 2025 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to vote and participate at the Special Meeting and any postponements, adjournments or continuations thereof. A list of stockholders will be available at our offices at 13576 Walnut Street, Suite A, Omaha, NE 68144 for a period of at least 10 days prior to the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on June [•], 2025: The Special Meeting Proxy Statement is available at [•].

You are cordially invited to attend the Special Meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Toll Free: (877) 870-8565
Email: ksmith@advantageproxy.com

By order of the Board of Directors

Dr. Joseph Sinkule
Chief Executive Officer
Date: May [•], 2025

KLOTHO NEUROSCIENCES INC.
13576 Walnut Street, Suite A
Omaha, NE 68144

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June [•], 2025 AT 12:00 P.M. (EASTERN TIME)

Date, Time and Place of the Special Meeting

This proxy statement is being furnished by Klotho Neurosciences, Inc., a Delaware corporation (the “Company,” “Klotho” or “We”), in connection with the special meeting (the “Special Meeting”) of stockholders to be held on June [•], 2025, at 12:00 p.m. (Eastern Time) in a virtual meeting format at [•].

We anticipate that this proxy statement and a full set of proxy materials relating to our Special Meeting be mailed to our stockholders commencing on or about

Purpose of the Special Meeting

The purpose of the Special Meeting is to seek stockholder approval of the following proposals:

(1)    Proposal 1 — To approve, for purposes of complying with the Nasdaq Stock Exchange, LLC (the “Nasdaq”) listing rules, of the issuance of 20% or more of the Company’s issued and outstanding common stock as of January 23, 2025 pursuant to a securities purchase agreement (the “Purchase Agreement”) with the purchaser named therein (the “Investor”), dated January 23, 2025, including upon the conversion of the convertible notes issued pursuant to the Purchase Agreement and the exercise of warrants issued or issuable pursuant to the Purchase Agreement (the “Share Issuance Proposal” in accordance with Nasdaq Listing Rule 5635(d); and

(2)    Proposal 2 — To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. The proxy statement is also available at [•].

Solicitation of Proxies

Our board of directors (“Board”) is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We have retained Advantage Proxy, Inc. to assist in the solicitation of proxies for a fee of approximately $10,000, plus reimbursement of related expenses. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.

Voting Requirements & Procedures

Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Special Meeting only if you are present in person at the Special Meeting or your shares are represented by proxy. Even if you plan to attend the Special Meeting, we urge you to vote by proxy in advance. You may vote your shares by using one of the following methods:

(1)    you may vote by mail by marking your proxy card, and then date, sign and return it in the postage-paid envelope provided; or

(2)    you may vote electronically by accessing the website located at www. [•].com and following the on-screen instructions; or

(3)    you may vote by using a telephone at [•] and following the voting instructions.

Please have your proxy card in hand when going online. If you instruct the voting of your shares electronically or by telephone, you do not need to return your proxy card.

If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by the Internet as well as by mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your nominee. If you are a stockholder who owns shares through a broker and you intend to vote at the Special Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Special Meeting.

Record Date; Voting

Only holders of record of our common stock (“Common Stock”) at the close of business on June [•], 2025 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Stockholders may not cumulate their votes.

As of the Record Date, we have 32,494,389 shares of common stock issued and outstanding with the number of votes indicated:

Quorum

Pursuant to our bylaws, the presence, in person or by proxy, of holders of at least 50% of our outstanding capital stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the meeting will be adjourned to solicit additional proxies. If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Special Meeting.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Special Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:

(1)    FOR approval of the issuance of 20% or more of the Company’s issued and outstanding common stock as of January 23, 2025 pursuant to a securities purchase agreement (the “Purchase Agreement”) with the purchaser named therein (the “Investor”), dated January 23, 2025, including upon the conversion of the convertible notes issued pursuant to the Purchase Agreement and the exercise of warrants issued or issuable pursuant to the Purchase Agreement (the “Share Issuance Proposal” in accordance with Nasdaq Listing Rule 5635(d); ; and

(2)    FOR approval of the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

Abstentions and Broker Non-Votes

An abstention is (i) the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, or (ii) selecting, or authoring a proxy holder to select, “abstain” with respect to a proposal on a ballot submitted at the Special Meeting. A broker “non-vote” occurs when a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Klotho Neurosciences, Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending the Special Meeting and voting in person.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest, except to the extent of their ownership of shares of our Common Stock or securities exercisable or convertible into share of Common Stock, in any of the matters to be acted upon at the Special Meeting.

Householding

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Adjournment of Special Meeting

If a quorum is not present or represented, our bylaws permit the stockholders present in person or represented by proxy to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. We may also adjourn to another time or place (whether or not a quorum is present). Notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the Special Meeting at which the adjournment is taken or are displayed, during the time scheduled for the Special Meeting, on the Special Meeting website (that is, the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication). At the adjourned meeting, the Company may transact any business which might have been transacted at the Special Meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

PROPOSAL 1
Share Issuance PROPOSAL

Purpose and Background of the Share Issuance Proposal

On January 23, 2025, pursuant to the terms of a Securities Purchase Agreement that we entered into on January 23 , 2025 (the “Purchase Agreement”) with 3i, LP (“3i” or the “Investor”), pursuant to which the Investor agreed purchase, for an aggregate purchase price of $2,000,000, two senior convertible promissory notes (the “Notes”) from the Company in the aggregate principal amount of $2,173,914 and two warrants (the “Warrants”) to purchase up to an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in each case subject to the terms and conditions set forth in the Purchase Agreement.

On January 23, 2025, a closing was held for the purchase by the Investor of the first Note in the principal amount of $1,086,957 (the “First Note”) and the first Warrant (the “First Warrant”) to purchase up to 2,000,000 shares of Common Stock, for an aggregate purchase price of $1,000,000.

On February 13, 2025, a closing was held for the purchase by the Investor of the first Note in the principal amount of $1,086,957 (the “Second Note”) and the first Warrant (the “Second Warrant”) to purchase up to 2,000,000 shares of Common Stock, for an aggregate purchase price of $1,000,000.

The Notes mature on the anniversary of their date of issuance, unless prior thereto there is an event of default, bear interest at a rate of 7% per annum, have an 8% original issuance discount, are an unsecured obligation of the Company and rank equal in right of payment with the Company’s existing indebtedness and senior to any future debt obligations of the Company through the repayment of the Notes. The outstanding principal amount of the Notes or any portion thereof is convertible into shares of Common Stock at an initial price of $0.25 per share (the “Conversion Price”); provided that no conversions can take place if the Investor then owns more than 4.99% (or up to 9.99% pursuant the terms of the Notes) of the number of the shares of Common Stock outstanding (the “Maximum Percentage”). Further, no conversion can take place, prior to approval by the Company’s stockholders, if such conversion would violate any rule of the Nasdaq Stock Market. The Conversion Price is subject to adjustment in connection with certain transactions, including stock dividends, stock splits or combinations and the like. The Notes contain certain specified events of default, the occurrence of which would entitle the Investor to immediately demand repayment of all outstanding principal such as certain events of bankruptcy, insolvency and reorganization involving the Company.

Beginning on each monthly installment date under the applicable Note, the Company is required to repay the Investor an amount equal to 10% of the original principal amount of the Notes and any accrued and unpaid interest in cash or, provided certain conditions are satisfied, shares of Common Stock, at the Company’s option (collectively, the “Installment Amount”). The Investor will also have the right to accelerate monthly repayment obligations by receiving shares of Common Stock. For any Installment Amount paid in the form of shares of Common Stock, the applicable conversion price will be equal to the lesser of (a) the initial Conversion Price, and (b) 92% of the lowest VWAP in the ten trading days immediately prior to such conversion. The conversion price of the Notes is subject to a floor price of $0.08 (the “Floor Price”), subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions. Assuming conversion of shares at the Floor Price, a maximum of 29,076,100 shares of Common Stock are issuable under the Notes.

The Warrants expire five years from their respective dates of issuance. The Warrants are exercisable, at the option of the holder, at any time, initially for up to an aggregate of 4,000,000 shares of Common Stock of the Company at an initial exercise price equal to $0.50, subject to (a) downward adjustment in the event the Company issues shares of common stock or common stock equivalents having an effective price lower than the then current exercise price of the Warrants, subject to certain exceptions and (b) standard, proportional adjustments in the event of certain events, such as stock splits, stock dividends, recapitalizations, and similar events. The Warrants provide for cashless exercise under certain circumstances. The Warrants contain the same Maximum Percentage restrictions on exercise.

The number of shares of the Company’s Common Stock that may be issued upon conversion of the Notes and exercise of the Warrants, and inclusive of any shares issuable under and in respect of the Purchase Agreement, is subject to an exchange cap (the “Exchange Cap”) of 5,413,474 shares, which is 19.99% of the outstanding number of shares of our Common Stock on the first Closing Date, unless we obtain approval from our stockholders to issue shares of Common Stock to the holders upon conversion of the Notes and exercise of the Warrants in excess of the Exchange Cap.

If the Notes were to be fully converted and the Warrants were to be fully exercised, the shares of Common Stock would exceed the Exchange Cap.

Our Common Stock is currently listed on the Nasdaq and, as such, we are subject to Nasdaq Listing Rule 5635(d) which requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of (i) the Company’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average of the Company’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). Pursuant to Nasdaq rules, the presence of any provision that could cause the conversion or exercise price of a convertible security to be reduced to below the Minimum Price immediately before the entering into of the binding agreement will cause the transaction to be viewed as a discounted issuance.

The Board is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement, as we already entered into the Purchase Agreement on January 23, 2025, and the Notes and the Warrants have already been issued. We are only asking for approval to issue to the Investors, pursuant to the Purchase Agreement, more than 20% of our issued and outstanding Common Stock as of January 23, 2025 (the date we entered into the Purchase Agreement), including upon the conversion of the Notes and upon exercise of the Warrants.

Pursuant to the Purchase Agreement we agreed to hold a meeting for the purpose of obtaining stockholder approval for the issuance of the Conversion Shares and the Warrant Shares in excess of the Exchange Cap by April 23, 2025. We further agreed that, if such stockholder approval is not obtained by such date, we will hold a meeting every three months thereafter until such stockholder approval is obtained. The failure of our stockholders to approve the Share Issuance Proposal will require that, in lieu of issuing and delivering to the Investor seeking to convert its Notes or exercise its Warrants such number of shares of Common Stock that is determined to be unavailable for issuance upon the conversion or exercise of Notes or Warrants (the “Exchange Cap Excess Shares”), the Company shall pay cash to each the Investor the sum of (x) the product of (A) such number of Exchange Cap Excess Shares and (B) the greatest Closing Sale Price (as defined in the Notes) of the shares of Common Stock on any trading day during the period commencing on the date the Investor delivers the applicable Conversion Notice (as defined in the Notes) with respect to such Exchange Cap Excess Shares to the Company and ending on the date of such payment under this paragraph and (y) to the extent the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of Exchange Cap Excess Shares, any brokerage commissions and other out-of-pocket expenses, if any, the Investor incurred in connection therewith.

Potential Adverse Effects — Dilution and Impact on Existing Stockholders

The issuance of shares of common stock upon the conversion and exercise of the Notes and Warrants will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the conversion and exercise of the Notes and Warrants. This means also that our current stockholders will own a smaller interest in us as a result of the conversion and exercise of the Notes and Warrants and therefore have less ability to influence significant corporate decisions requiring stockholder approval. The issuance of shares of common stock upon the conversion and exercise of the Notes and Warrants could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on this Share Issuance Proposal (Proposal 2) at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
TO APPROVE THE SHARE ISSUANCE PROPOSAL

PROPOSAL 2

ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposal.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1 and Proposal 2, including the solicitation of proxies from stockholders that have previously voted against such proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Vote Required

The affirmative vote of the majority of the voting power of the outstanding shares of the Company’s Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, is required to approve the adjournment of the Special Meeting as described in this proposal. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will not have an effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of May 23, 2025 by:

•        each of our Named Executive Officers;

•        each of our directors; and

•        all our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock is based on 32,494,389 shares of Common Stock outstanding as of May 23, 2025. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of May 23, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock, and Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

Unless otherwise indicated, the address of each beneficial owner listed below is 13576 Walnut Street, Suite A, Omaha, NE 68144. To our knowledge, there is no arrangement, including any pledge by any person of any security of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner	Number of Shares	Percent Owned(1)
Directors and Executive Officers
Joseph Sinkule(2)	5,909,520	17.6%
Jeff LeBlanc	155,452	0.5%
Shalom Z. Hirschman	488,724	1.5%
Samuel Zentman(3)	612,946	1.9%
Jon W. McGarity(3)	76,636	0.2%
Riad El-Dada(3)	30,000	0.1%
All directors and executive officers as a group (6 individuals)	7,273,278	21.8%

Five Percent Holders:
Austria Capital LLC(4)	2,000,000	6.2%
Redwoods Capital LLC(5)	3,760,167	11.4%
Upper Clapton LLC	2,773,925	8.6%
All directors, executive officers, and five percent holders as a group (9 individuals)	15,807,370	48.0%

____________

(1)      Based on a total of 32,494,389 shares of common stock issued and outstanding as of May 23, 2025.

(2)      Includes 1,000,000 shares issuable upon the exercise of incentive options.

(3)      Includes 30,000 shares issuable upon the exercise of incentive options.

(4)      Excludes up to 4,800,000 additional shares of common stock issuable upon the conversion of a convertible promissory note after approval of the Company’s stockholders.

(5)      Redwoods Capital LLC, a Delaware limited liability company controlled by Min Gan. Includes 415,000 shares of common stock issuable upon the exercise of a warrant.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

This Proxy Statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about any proposal by contacting us at the following address or telephone number:

Klotho Neurosciences, Inc.
Attn: Stockholder Relations
13576 Walnut Street, Suite A
Omaha, NE 68144

You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Email: KSmith@advantageproxy.com

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than June [•], 2025.

STOCKHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Stockholder Relations, Klotho Neurosciences Inc., 13576 Walnut Street, Suite A, Omaha, NE 68144, or by telephone at (833) 931-6330 specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a Klotho Neurosciences, Inc. stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.

OTHER BUSINESS

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

By order of the Board of Directors

Dr. Joseph Sinkule
Chief Executive Officer

Date: May [•], 2025

PROXY CARD KLOTHO NEUROSCIENCES, INC. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June [•], 2025: The Proxy Statement is available at https [•].

The undersigned hereby appoints Joseph Sinkule and Jeffrey LeBlanc as proxies of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Revelation Biosciences, Inc. (the “Company”), to be held via teleconference as described in the Proxy Statement at 12:00 p.m. Eastern Time on June [•], 2025, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated June [•], 2025 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1. Proposal to Approve the Share Issuance Proposal.

For ☐ Against ☐ Abstain ☐

2. Proposal to Approve the adjournment of the Special Meeting of the Stockholders (the “Special Meeting”) to the extent there are insufficient proxies at the Special Meeting to approve the Reverse Stock Split.

For ☐ Against ☐ Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated: _______________________________
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.